EXHIBIT 4.4

           AMENDED AND RESTATED SUBSEQUENT CONTRACT TRANSFER AGREEMENT


                                     between


                           DVI RECEIVABLES CORP. VIII,


                                   as Company


                                       and


                          DVI RECEIVABLES VIII, L.L.C.
                                    as Issuer







                          Dated as of December 1, 1998

                                     TABLE OF CONTENTS


                                        ARTICLE I.
                                        DEFINITIONS
SECTION 1.01           DEFINITIONS.....................................................-1-

                                       ARTICLE II.
                      PROCEDURES FOR PURCHASES OF ELIGIBLE CONTRACTS
SECTION 2.01           CONTRIBUTION....................................................-1-
SECTION 2.02           SUBSTITUTE CONTRACTS............................................-2-
SECTION 2.03           INTENT OF PARTIES; SECURITY INTEREST............................-2-

                                       ARTICLE III.
                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY
SECTION 3.01           ORGANIZATION AND GOOD STANDING..................................-3-
SECTION 3.02           AUTHORIZATION...................................................-3-
SECTION 3.03           BINDING OBLIGATION..............................................-3-
SECTION 3.04           NO VIOLATION....................................................-4-
SECTION 3.05           NO PROCEEDINGS..................................................-4-
SECTION 3.06           APPROVALS.......................................................-4-
SECTION 3.07           ABILITY TO PERFORM..............................................-4-
SECTION 3.08           EQUIPMENT AND CONTRACTS.........................................-5-
SECTION 3.09           PRINCIPAL EXECUTIVE OFFICE......................................-5-
SECTION 3.10           NO PRIOR ASSIGNMENTS............................................-6-
SECTION 3.11           FAIR CONSIDERATION..............................................-6-
SECTION 3.12           NONCONSOLIDATION................................................-6-
SECTION 3.13           ORDINARY COURSE; NO INSOLVENCY..................................-7-
SECTION 3.14           ASSETS AND LIABILITIES..........................................-7-
SECTION 3.15           VALID SALE......................................................-7-
SECTION 3.16           ABILITY TO PAY DEBTS............................................-7-
SECTION 3.17           BULK TRANSFER PROVISIONS........................................-8-
SECTION 3.18           TRANSFER TAXES..................................................-8-

                                       ARTICLE IV.
                                  CONDITIONS TO PURCHASE
SECTION 4.01           REPRESENTATIONS AND WARRANTIES..................................-8-

                                        ARTICLE V.
                                 COVENANTS OF THE COMPANY
SECTION 5.01           BOOKS AND RECORDS...............................................-9-
SECTION 5.02           PRESERVATION OF OFFICE..........................................-9-
SECTION 5.03           LIENS...........................................................-9-




SECTION 5.04           NO BANKRUPTCY PETITION AGAINST THE ISSUER.......................-9-
SECTION 5.05           PROTECTION OF RIGHT, TITLE AND INTEREST........................-10-

                                       ARTICLE VI.
                             REPRESENTATIONS AND COVENANTS OF
                                        THE ISSUER
SECTION 6.01           NONCONSOLIDATION...............................................-10-
SECTION 6.02           NO BANKRUPTCY PETITION AGAINST THE COMPANY.....................-11-

                                       ARTICLE VII.
                                       SUBSTITUTION
SECTION 7.01           SUBSTITUTION...................................................-11-
SECTION 7.02           NOTICE OF SUBSTITUTION.........................................-12-
SECTION 7.03           CONTRIBUTOR'S AND COMPANY'S SUBSEQUENT OBLIGATIONS.............-12-
SECTION 7.04           USAGE OF PREDECESSOR CONTRACTS IN CALCULATIONS.................-13-

                                      ARTICLE VIII.
                                      MISCELLANEOUS
SECTION 8.01.          AMENDMENT......................................................-14-
SECTION 8.02           EFFECT OF INVALIDITY OF PROVISIONS.............................-15-
SECTION 8.03           NOTICES........................................................-15-
SECTION 8.04           ENTIRE AGREEMENT...............................................-15-
SECTION 8.05           SURVIVAL.......................................................-15-
SECTION 8.06           CONSENT TO SERVICE.............................................-16-
SECTION 8.07           JURISDICTION NOT EXCLUSIVE.....................................-16-
SECTION 8.08           CONSTRUCTION...................................................-16-
SECTION 8.09           FURTHER ASSURANCES.............................................-16-
SECTION 8.10           THIRD PARTY BENEFICIARIES......................................-16-
SECTION 8.11           GOVERNING LAW..................................................-17-
SECTION 8.12           CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO
                       VENUE..........................................................-17-
SECTION 8.13           WAIVER OF JURY TRIAL...........................................-17-
SECTION 8.14           HEADINGS AND CROSS-REFERENCES..................................-17-
SECTION 8.15           COSTS AND EXPENSES.............................................-18-
SECTION 8.16           CONFIDENTIAL INFORMATION.......................................-18-
SECTION 8.17           STATUTORY REFERENCES...........................................-18-

EXHIBIT A      FORM OF SUBSEQUENT CONTRACT TRANSFER FORM

                   AMENDED AND RESTATED SUBSEQUENT CONTRACT TRANSFER AGREEMENT ("AGREEMENT") dated as of December 1, 1998, between DVI Receivables VIII, L.L.C., a Delaware limited liability company (the "ISSUER"), and DVI Receivables Corp. VIII, a Delaware corporation (the "COMPANY").

                   WHEREAS, the Company will from time to time acquire certain Contracts and other Contributed Property related thereto pursuant to the Amended and Restated Contribution and Servicing Agreement, dated as of the date hereof, between the Company and DVI Financial Services Inc. (the "CONTRIBUTOR").

                   WHEREAS, the Company desires to transfer to Issuer all Contributed Property (other than any ownership interest in certain Equipment) which it acquires from the Contributor and certain other assets, and Issuer desires to purchase such Contributed Property and other assets, in each instance in accordance with the terms and conditions set forth in this Agreement.

                   WHEREAS, pursuant to the Amended and Restated Indenture, dated as of the date hereof, by and between the Issuer and U.S. Bank Trust Company National Association (the "TRUSTEE") the Issuer intends to issue its Series 1999-1 Notes, which will be collateralized by a pledge by the Issuer to the Trustee, on behalf of the Noteholders of all of the Issuer's right, title and interest in, to and under the Trust Property.

                   WHEREAS, to facilitate the issuance of its Series 1999-1 Notes, the Issuer and the Company desire to amend and restate this Agreement in its entirety.

                   NOW, THEREFORE, the parties, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, hereby agree as follows:


                                   ARTICLE I.
                                   DEFINITIONS

          SECTION 1.01      DEFINITIONS.

          For purposes of this Agreement, capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in Appendix I hereto.

                                   ARTICLE II.
                 PROCEDURES FOR PURCHASES OF ELIGIBLE CONTRACTS

          SECTION 2.01      CONTRIBUTION.

          (a) CONVEYANCE. Upon the terms and conditions herein set forth, in consideration for issuance to the Company of 100% of the Units in the Issuer and for other good and valuable consideration, the Company hereby transfers, pledges, assigns, sells and contributes to the Issuer on each Contribution Date (or, in the case of any Substitute Contracts, the related Substitution Date), without recourse except as set forth herein, all of the Company's right, title and interest in and to the Company Assets as set forth on the related Subsequent Contract Transfer Form. All funds received by the Company on or in connection with the Company Assets that are payable on and after the applicable Cut-off Date shall be received, held and applied by the Company in trust for the benefit of the Issuer as owner of the Contracts.

          (b) After giving effect to such contribution and sale, the ownership of each such Contract transferred on the related Contribution Date shall be vested in the Issuer. The Contract Files and any other documents relating to each Contract shall be held in trust by the Trustee for the benefit of the Noteholders pursuant to the terms of the Amended and Restated Indenture. The Company agrees to take no action inconsistent with the ownership of any Contract, to promptly indicate to all parties with a valid interest inquiring as to the true ownership of each Contract, that each Contract has been contributed and sold to the Issuer and to claim no ownership interest in any such Contracts and the other Company Assets.

          (c) Any Company Assets transferred to the Company from time to time shall forthwith be contributed to the Issuer without further act, notwithstanding the delivery of any Subsequent Contract Transfer Forms in respect thereof.

          SECTION 2.02      SUBSTITUTE CONTRACTS.

          In consideration for the transfer by the Issuer to the Company of any Predecessor Contract transferred to the Company by the Issuer in accordance with the terms and conditions of Section 7 of the Amended and Restated Contribution and Servicing Agreement, the Company shall transfer to the Issuer on the Substitution Date related thereto, and the Issuer shall accept, a Substitute Contract, PROVIDED that such Substitute Contract is in accordance with the terms and conditions of the Amended and Restated Contribution and Servicing Agreement.

          SECTION 2.03      INTENT OF PARTIES; SECURITY INTEREST.

          The Issuer and the Company hereby confirm that the transactions contemplated in this Agreement are intended as contributions and sales rather than as loan transactions. In the event, for any reason, and solely in such event, any transaction hereunder is construed by any court or regulatory authority as a loan or other than a contribution and sale of any or all Company Assets, then the Company shall be deemed to have hereby pledged to the Issuer as security for the performance by the Company of all of its obligations from time to time arising hereunder and with respect to any and all purchases effected pursuant hereto, and shall be deemed to have either assigned or granted to the Issuer a first priority perfected (except Equipment for which the Original Equipment Cost is less than $20,000 in which case, the Company shall be deemed to have granted a valid security interest) security interest in all of the Company Assets. In furtherance of the foregoing,
(i) this Agreement shall constitute a security agreement, (ii) the Trustee shall be deemed to be a bailee for purposes of perfection of the security interest granted to Issuer, (iii) Issuer shall have all of the rights of a secured party with respect to the Company Assets pursuant to applicable law and (iv) in the manner consistent with the Amended and Restated Indenture, the Company shall execute all documents, including, but not limited to, UCC financing statements, to effectively perfect and evidence Issuer's first priority security interest in the Company Assets, except that UCC financing statements need not be filed with respect to Equipment for which the Original Equipment Cost is less than $20,000. The Company also covenants not to pledge, assign or grant any security interest to any other party in any of the Company Assets. The consideration received and to be received by the Company in exchange for the assignment, transfer and contribution of the Company Assets is intended to be fair consideration having value equivalent to or in excess of the value of the assets being transferred by the Company.


                                  ARTICLE III.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby makes the following representations and warranties for the benefit of the Issuer, the Trustee and the Noteholders on which the Issuer relies in purchasing and otherwise acquiring the Company Assets and on which the Noteholders rely in funding advances under their respective Notes. Other than as set forth in Section 3.08 hereof, such representations and warranties are and will be true and correct as of the Closing Date and as of each Contribution Date or Substitution Date, as the case may be (unless an earlier date is specified therein), and shall survive each contribution and sale to the Issuer of the Company Assets and the subsequent pledge thereof by the Issuer pursuant to the Amended and Restated Indenture.

          SECTION 3.01      ORGANIZATION AND GOOD STANDING.

          The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          SECTION 3.02      AUTHORIZATION.

          Company has all requisite power and authority and all necessary licenses and permits to enter into and perform its obligations under this Agreement and each Subsequent Contract Transfer Form (each, a "SCTF") and the transactions contemplated hereby and thereby, and the execution, delivery, and performance of this Agreement and each SCTF, have been duly authorized by the Company by all necessary corporate action.

          SECTION 3.03      BINDING OBLIGATION.

          This Agreement has been, and each SCTF will be, duly and validly executed and delivered by the Company and will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors and equitable principle (whether considered in a proceeding at law or in equity).

          SECTION 3.04      NO VIOLATION.

          The consummation of the transactions contemplated by this Agreement and each SCTF, and the fulfillment of the terms thereof, will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or bylaws of the Company, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Company is a party or by which it is bound, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of such indenture, agreement, mortgage, deed of trust or other such instrument, other than this Agreement, or violate any law, or, to the best of the Company's knowledge, any order, rule or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or any of its properties.

          SECTION 3.05      NO PROCEEDINGS.

          The Company is not subject to any injunction, writ, action, suit, restraining order or other order of any nature, and there are no actions, suits, proceedings or investigations to which the Company is a party pending or, to the knowledge of the Company, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement or any SCTF, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any SCTF or (C) seeking any determination or ruling that would materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of this Agreement or any SCTF.

          SECTION 3.06      APPROVALS.

          All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery of, and compliance with the terms of, this Agreement or any SCTF, have been or will be taken or obtained on or prior to the related Contribution Date.

          SECTION 3.07      ABILITY TO PERFORM.

          The Company has the ability to perform all of its obligations under this Agreement, any SCTF and the Amended and Restated Contribution and Servicing Agreement.

          SECTION 3.08      EQUIPMENT AND CONTRACTS.

          With respect to each Contract, the Company hereby represents and warrants to the Issuer, as of each Contribution Date that:

          (a) the sale to the Issuer of the Company's interest in such Contract(s) transferred on such date and the assignment of the Company's security interest, or grant of a first priority perfected security interest, as the case may be in the Equipment related thereto pursuant to Section 2.01 or
Section 2.02 hereof constitutes a valid transfer of all of the Company's right, title and interest in such Company Assets or, with respect to Equipment owned by the Company, a grant of a first priority perfected security interest therein (except, in either case, for Equipment that had an Original Equipment Cost of less than $20,000 with respect to which, the Company shall be deemed to have granted a valid security interest) from the Company in favor of the Issuer, free and clear of any and all claims, charges, liens or security interests created by the Company or any of its affiliates;

          (b) the Company did not, in the exercise of its interest in any such Company Assets, waive, discharge, release or otherwise permit any modification thereto not in effect or agreed to at the time the Company acquired its interest therein; and

          (c) notwithstanding the foregoing clauses (a) and (b), the Company makes no representation or warranty with respect to claims, charges, liens or security interests created, or waivers, discharges, releases or modifications made, by the Contributor.

          The representations and warranties described in this Section 3.08 shall survive the conveyance of the Company Assets to the Issuer.

          SECTION 3.09      PRINCIPAL EXECUTIVE OFFICE.

          The principal executive office of the Company is located at 500 Hyde Park, Doylestown, PA 18901, and has been so located for at least four months immediately preceding the Closing Date. The Company has no trade names, fictitious names, assumed names or "doing business as" names.

If (i) any change in either the Company's name, structure or the location of its principal place of business or chief executive office occurs, then the Company shall deliver thirty (30) days' prior written notice of such change or relocation to the Issuer and the Trustee and (ii) if the Company becomes aware of the change in location of any Equipment, then, no later than sixty (60) days after the effective date of such change or relocation, shall file such amendments or statements as may be required to preserve and protect the Issuer's and the Trustee's interest in the Contracts, the Equipment and the other Trust Property. The Company shall pay all filing fees or taxes payable in respect of any UCC financing or continuation statements required to be filed pursuant to
Section 1.03 of the Amended and Restated Contribution and Servicing Agreement and not paid by the Contributor.

          SECTION 3.10      NO PRIOR ASSIGNMENTS.

          The Company has not pledged, assigned or encumbered or terminated, in whole or in part, any of the Company Assets.

          SECTION 3.11      FAIR CONSIDERATION.

          The consideration received by the Company in connection with the contribution and sale of the Company Assets constitutes reasonably equivalent value and fair consideration for the Company Assets.

          SECTION 3.12      NONCONSOLIDATION.

          The Company is operated in such a manner that it would not be substantively consolidated with DVI, such that the separate existence of the Company and DVI would not be disregarded in the event of a bankruptcy or insolvency of the Company or DVI, and in such regard, among other things:

          (a) the Company is not involved in the day to day management of DVI;

          (b) the Company maintains separate corporate records and books of account from DVI and otherwise observes corporate formalities and has a separate business office from DVI (which may be at the same address as DVI; PROVIDED that the Company and DVI have entered into a written agreement specifying a reasonable allocation of expenses with respect to overhead and other shared costs with respect to such premises or a lease agreement);

          (c) the financial statements and books and records of the Company prepared after the date of creation of DVI reflect and will reflect the separate existence of DVI;

          (d) the Company maintains its assets separately from the assets of DVI (including through the maintenance of a separate bank account), the Company's funds and assets, and records relating thereto, have not been and are not commingled with those of DVI and the separate creditors of DVI will be entitled to be satisfied out of DVI's assets prior to any value in DVI becoming available to DVI's equityholders or the Company's creditors;

          (e) all business correspondence of the Company and other communications are conducted in the Company's own name and on its own stationery;

          (f) DVI does not act as an agent of the Company in any capacity and the Company does not act as agent for DVI, but instead presents itself to the public as a corporation separate from DVI; PROVIDED that DVI is the Servicer under the Amended and Restated Contribution and Servicing Agreement; and

          (g) the Company will cause its accounting records to be clearly and unambiguously marked to show that such Contract has been transferred by the Company to the Issuer and pledged by the Issuer to the Trustee for the benefit of the Noteholders.

          SECTION 3.13      ORDINARY COURSE; NO INSOLVENCY.

          The transactions contemplated by this Agreement are being consummated by the Company and the Issuer, respectively, in furtherance of the Company's ordinary business purposes and constitute a practical and reasonable course of action by the Company designed to improve the financial position of the Company with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors. Neither as a result of the transactions contemplated by this Agreement, nor immediately before or after such transactions, will the Company be insolvent, and the Company has adequate capital for the conduct of its business and the payment of anticipated obligations.

          SECTION 3.14      ASSETS AND LIABILITIES.

          (a) Both immediately before and after the assignment, transfer and contribution of Contracts (including the right to receive all payments due or to become due thereunder) and the other Company Assets, the present fair salable value of the Company's assets will be in excess of the amount that will be required to pay the Company's probable liabilities as they then exist and as they become absolute and matured.

          (b) Both immediately before and after the assignment and transfer of Contracts and the other Company Assets, the sum of the Company's assets will be greater than the sum of the Company's debts, valuing the Company's assets at a fair salable value.

          SECTION 3.15      VALID SALE.

          This Agreement effects a valid assignment, transfer and contribution of the Company's interest in the Company Assets, enforceable against creditors of the Company.

          The conveyance to the Issuer shall be treated as a sale to the extent of cash remitted to the Company and shall be treated as an additional contribution to the capital of the Issuer to the extent of the excess of the Discounted Contract Balances of the Contracts conveyed over the amount of such cash.

          SECTION 3.16      ABILITY TO PAY DEBTS.

          Neither as a result of the transactions contemplated by this Agreement nor otherwise does the Company believe that it will incur debts beyond its ability to pay or which would be prohibited by its charter documents or by-laws. The Company's assets and cash flow enable it to meet its present obligations in the ordinary course of business as they become due.

          SECTION 3.17      BULK TRANSFER PROVISIONS.

          No transfer, assignment or conveyance of Contracts or the other Company Assets by the Company to the Issuer contemplated by this Agreement will be subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

          SECTION 3.18      TRANSFER TAXES.

          No transfer, assignment or conveyance of Company Assets contemplated by this Agreement is subject to or will result in any tax, fee or governmental charge payable by the Company or the Issuer to any federal, state or local government ("TRANSFER TAXES"). In the event that the Company or the Issuer receives actual notice of any Transfer Taxes arising out of the transfer, assignment and conveyance of any Company Assets, on written demand by the Issuer, or upon the Company otherwise being given notice thereof, the Company shall pay, and otherwise indemnify and hold the Issuer, the Trustee and the holders of the Notes harmless, on an after-tax basis, from and against any and all such Transfer Taxes (it being understood that neither the holders of the Notes nor the Trustee shall have any obligation to pay such Transfer Taxes).


                                   ARTICLE IV.
                             CONDITIONS TO PURCHASE

          SECTION 4.01      REPRESENTATIONS AND WARRANTIES.

          The obligation of the Issuer to purchase any Contracts on the Closing Date each Contribution Date is subject to receipt by the Issuer of the following:

          (a) an Officer's Certificate from Company to the effect that, on or before such Contribution Date (after giving effect to the sale of the Subsequent Contracts on such date), all representations and warranties of the Company contained herein shall be true and correct in all respects, with respect to each Contract individually and all Contracts in the aggregate, with the same force and effect as though such representations and warranties had been made on and as of such date (unless such representations and warranties specifically relate to an earlier date); and

          (b) an Officer's Certificate from the Contributor to the effect that, on or before such Contribution Date (after giving effect to the sale of Subsequent Contracts on such date), all representations and warranties of the Contributor contained in Section 2 of the Amended and Restated Contribution and Servicing Agreement shall be true and correct in all respects, with respect to each Contract individually and all Contracts in the aggregate as stated therein, with the same force and effect as though such representations and warranties had been made on and as of such date (unless such representations and warranties specifically relate to an earlier date).


                                   ARTICLE V.
                            COVENANTS OF THE COMPANY

          So long as this Agreement remains in effect or the Company shall have any obligations hereunder, Company hereby covenants and agrees with Issuer as follows:

          SECTION 5.01      BOOKS AND RECORDS.

          The Company will clearly mark its books and records to reflect each contribution and sale to the Issuer of all Company Assets and to show that the Issuer owns the Company Assets absolutely.

          SECTION 5.02      PRESERVATION OF OFFICE.

          The Company will give the Issuer, each Securityholder and the Trustee prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement.

          SECTION 5.03      LIENS.

          The Company shall defend the right, title and interest of the Issuer in the Company Assets against all claims of third parties claiming through or under the Company (excluding claims arising from actions of the Contributor, in its capacity as Servicer under the Amended and Restated Contribution and Servicing Agreement, or any agent of DVI as such Servicer).

          SECTION 5.04      NO BANKRUPTCY PETITION AGAINST THE ISSUER.

          The Company covenants and agrees it will not, prior to the date that is one year and one day after the payment in full of all amounts owing pursuant to the Transaction Documents, institute against, or join any other Person in instituting against, either the Issuer or itself, any bankruptcy, reorganization, receivership, arrangement, insolvency or liquidation proceedings or other similar proceedings under any federal or state bankruptcy or similar law. This Section 5.04 shall survive the termination of this Agreement.

          SECTION 5.05      PROTECTION OF RIGHT, TITLE AND INTEREST.

          (a) The Company shall not change its name, identity, or corporate structure in any manner that would, could, or might make any UCC financing statement or continuation statement filed by the Contributor in accordance with
Section 1.01(d) of the Amended and Restated Contribution and Servicing Agreement seriously misleading within the meaning of ss. 9-402(7) of the UCC, unless it shall have given the Issuer at least thirty (30) days' prior written notice thereof and shall promptly file appropriate amendments to all previously filed UCC financing statements or continuation statements.

          (b) If at any time the Company shall propose to sell, grant a security interest in, or otherwise transfer any interest in contracts to any prospective lender, or other transferee, the Company shall give to such prospective lender, or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Contract, shall indicate clearly that such Contract have been sold to the Issuer and pledged by the Issuer to the Trustee for the benefit of the Noteholders.

        (c) The Company shall not amend its certificate of incorporation without the prior written consent of the Rating Agencies.



                                        ARTICLE VI.
                             REPRESENTATIONS AND COVENANTS OF
                                        THE ISSUER

        The Issuer hereby represents and warrants to the Company as of the Closing Date and as of each Contribution Date:

        SECTION 6.01          NONCONSOLIDATION.

        The Issuer is operated in such a manner that it would not be substantively consolidated with DVI, such that the separate existence of the Issuer and DVI would not be disregarded in the event of a bankruptcy or insolvency of the Issuer or DVI, and in such regard, among other things:

        (a) the Issuer is not involved in the day to day management of DVI;

        (b) the Issuer maintains separate company records and books of account from DVI and otherwise observes company formalities and has a separate business office from the Company;

        (c) the financial statements and books and records of the Issuer prepared after the date of creation of DVI reflect and will reflect the separate existence of DVI;

        (d) the Issuer maintains its assets separately from the assets of DVI (including through the maintenance of a separate bank account), the Issuer's funds and assets, and records relating thereto, have not been and are not commingled with those of DVI and the separate creditors of DVI will be entitled to be satisfied out of DVI's assets prior to any value in DVI becoming available to DVI's equityholders or the Issuer's creditors;

        (e) all business correspondence of the Issuer and other communications are conducted in the Issuer's own name and on its own stationery;

        (f) DVI does not act as an agent of the Issuer in any capacity and the Issuer does not act as agent for DVI, but instead presents itself to the public as a limited liability company separate from DVI and the Company; PROVIDED that DVI is the Servicer under the Amended and Restated Contribution and Servicing Agreement; and

        (g) The Issuer shall not issue any securities or cause any Person of which it is the sole shareholder or economic owner to issue any securities (other than the Notes, the Class F Instruments and any securities issued prior to the Closing Date) unless it shall have received from the Rating Agencies a written confirmation that the issuance of such securities will not result in a Ratings Effect with respect to any class of Notes.

        SECTION 6.02          NO BANKRUPTCY PETITION AGAINST THE COMPANY.

        The Issuer covenants and agrees it will not, prior to the date that is one year and one day after the payment in full of all amounts owing pursuant to the Transaction Documents, institute against, or join any other Person in instituting against, either the Company or itself, any bankruptcy, reorganization, receivership, arrangement, insolvency or liquidation proceedings or other similar proceedings under any federal or state bankruptcy or similar law. This Section 6.01 shall survive the termination of this Agreement.

                                       ARTICLE VII.
                                       SUBSTITUTION

        SECTION 7.01          SUBSTITUTION.

        In the event that the Contributor contributes and assigns a Substitute Contract to the Company pursuant to Section 7.01 of the Amended and Restated Contribution and Servicing Agreement, the Company hereby agrees to contribute and assign any such Substitute Contract and the security interest in the related Equipment to the Issuer. In addition, the Company hereby agrees to take any action to facilitate the transfer of any Predecessor Contract, including (i) delivery to the Contributor by the Company of an instrument, substantially in the form of Exhibit D of the Amended and Restated Contribution and Servicing Agreement, transferring to the Contributor, without representation or warranty, all of the Company's right, title and interest in and to the related Predecessor Contract, (ii) delivery to the Trustee of the original, manually executed counterpart of each Contract that constitutes "chattel paper" or an "instrument" under the UCC as appropriate for the purposes of perfecting a security interest under the UCC and (iii) delivery to the Trustee of an amendment to the Contract Schedule, reflecting the deletion of the Predecessor Contract and the addition of the Substitute Contract.

        SECTION 7.02          NOTICE OF SUBSTITUTION.

        In the Monthly Servicer Report to be delivered on each Determination Date, the Company shall cause the Servicer to give written notice to the Trustee, each Noteholder, and the Company of each substitution of Contracts pursuant to Section 7.01 hereof during the preceding Collection Period. Such Monthly Servicer Report or other written notice shall (i) specify the amount of each periodic Contract Payment under the Predecessor Contract and the amount of each periodic Contract Payment under each Eligible Contract being substituted,
(ii) specify the residual values of the Equipment subject to the Predecessor Contract and the Equipment subject to the Eligible Contract being substituted,
(iii) specify the Discounted Contract Balance of the Predecessor Contracts, the Discounted Contract Balance of the Substitute Contracts, and any amounts to be deposited in the Collection Account in connection with such Substitute Contracts and (iv) with respect to a substitution pursuant to Section 7.01 hereof, be accompanied by an Officer's Certificate, substantially in the form of Exhibit F of the Amended and Restated Contribution and Servicing Agreement, certifying as to compliance with the provisions of Section 7.01 hereof.

        SECTION 7.03          CONTRIBUTOR'S AND COMPANY'S SUBSEQUENT
                               OBLIGATIONS.

        Upon any substitution of Contracts in accordance with the provisions of this Section 7, the Company's obligations hereunder with respect to the Predecessor Contract shall cease but the Contributor and the Company shall each thereafter have the same obligations with respect to the

Substitute Contract substituted as it has with respect to all other Contracts subject to the terms hereof.


        SECTION 7.04          USAGE OF PREDECESSOR CONTRACTS IN CALCULATIONS.


        After substitution therefore in accordance with the terms and conditions of the Transaction Documents, no Predecessor Contract or any other Contract repurchased or substituted for in accordance with the terms and conditions of the Transaction Documents, including the subsequent default, delinquency or breach thereof, shall be included in any calculation or determination made under the Transaction Documents, including, without limitation, the calculation of either any Amortization Event or Indenture Event of Default.

                                       ARTICLE VIII.
                                       MISCELLANEOUS

        SECTION 8.01.  AMENDMENT.

               (a) This Agreement may be amended from time to time by the Issuer and the Company with the consent of the Rating Agencies (but without the consent of the Trustee or any of the Noteholders), to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provisions herein, or to add or amend any other provisions with respect to matters or questions arising under this Agreement; PROVIDED, HOWEVER, that such amendment shall not adversely affect in any material respect the interests of either the Trustee or the Noteholders, unless so consented to by each entity so affected.

               (b) This Agreement may also be amended from time to time by the Issuer and the Company, with the consent of the Rating Agencies and the majority of Voting Rights, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; PROVIDED, HOWEVER, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts or payments that are required to be made on any Note without the consent of the Holder of such Note, (b) reduce the aforesaid percentage required to consent to any such amendment (c) adversely affect in any material respect the interests of the Trustee or any Noteholder without, in each instance, the consent of each entity so affected.

               (c) Approval of the particular form of any proposed amendment or consent shall not be necessary for the consent of the Noteholders under Section 8.01(b), but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Trustee may prescribe.

               (d) Prior to the execution of any such amendment to this Agreement proposed in accordance with Section 8.01(b), the Issuer shall deliver a copy of the proposed amendment to the Company, the Rating Agencies and the Trustee.

               (e) In executing any amendment to this Agreement pursuant to this
Section 8.01, the Trustee shall be entitled to receive (i) an Officer's Certificate of the Company stating that all conditions precedent for entering into such amendment as set forth in this Agreement have been met, and (ii) an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement.

        SECTION 8.02          EFFECT OF INVALIDITY OF PROVISIONS.

        In case any one or more of the provisions contained in this Agreement should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall in no way be affected, prejudiced or disturbed thereby.

        SECTION 8.03          NOTICES.

        All demands, notices and communications hereunder shall be in writing, personally delivered or mailed by certified mail-return receipt requested, or delivered by courier, or delivered by facsimile to a facsimile and telephone number provided by the relevant Person in writing, with subsequent telephone confirmation of the receipt thereof, and shall be deemed to have been duly given upon receipt (a) in the case of the Trustee, at the following address: 180 East Fifth Street, St. Paul, Minnesota 55101, Attention: Structured Finance,
Facsimile: (651) 244-0089, (b) in the case of the Servicer, at the following address: 500 Hyde Park, Doylestown, Pennsylvania 18901, Attention:
Securitization Manager, Facsimile: (215) 230-5328, (c) in the case of the Issuer, 500 Hyde Park, Doylestown, Pennsylvania, 18901, Attn: Securitization Manager, Facsimile (215) 230-5328, with a copy to the Servicer at the address set forth in clause (b) above, (d) in the case of the Company at the following address: 500 Hyde Park, Doylestown, Pennsylvania 18901, Attention:
Securitization Manager, Facsimile: (215) 230-5328, (e) in the case of the Rating Agencies, to the following addresses: Duff & Phelps Credit Rating Co., 55 East Monroe St., Chicago, Illinois 60603, Attention: Asset Backed Monitoring Group,
Facsimile: (312) 263-2852; Fitch IBCA, Inc., One State Street Plaza, New York, New York 10004, Attention: Ms. Wendy Geneen Cohn, Facsimile: (212) 480- 4438; and Moody's Investors Service, Inc., 99 Church Street, 4th Fl., New York, New York 10007, Attention: ABS Monitoring Department, Facsimile: (212) 553-3856, or at other such respective address as shall be designated by such party in a written notice to the other parties. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.

        SECTION 8.04          ENTIRE AGREEMENT.

        This Agreement, including the Exhibits hereto, contains the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements between them, whether oral or written, of any nature whatsoever with respect to the subject matter hereof.

        SECTION 8.05          SURVIVAL.

        All indemnities and undertakings of Company and Issuer hereunder shall survive the termination of this Agreement.

        SECTION 8.06          CONSENT TO SERVICE.

        Each party irrevocably consents to the service of process by registered or certified mail, postage prepaid, to it at its address PROVIDED on the signature page hereto.

        SECTION 8.07          JURISDICTION NOT EXCLUSIVE.

        Nothing herein will be deemed to preclude either party hereto from bringing an action or proceeding in respect of this Agreement in any jurisdiction other than as set forth in Section 8.12 hereof.

        SECTION 8.08          CONSTRUCTION.

        The headings in this Agreement are for convenience only and are not intended to influence its construction. References to Sections, Schedules and Exhibits in this Agreement are to the Sections of and Schedules and Exhibits to this Agreement. Any Schedules and Exhibits are hereby incorporated into and form a part of this Agreement. In this Agreement, the singular includes the plural, the plural the singular, the words "and" and "or" are used in the conjunctive or disjunctive as the sense and circumstances may require and the word "including" means "including, but not limited to." Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

        SECTION 8.09          FURTHER ASSURANCES.

        In addition to its agreements set forth herein, the Company (at the Issuer's expense) agrees to do such further acts and things and to execute and deliver such additional assignments, agreements, powers and instruments as are reasonably requested by the Issuer to carry into effect the purposes of this Agreement and the transactions contemplated herein.

        SECTION 8.10          THIRD PARTY BENEFICIARIES.

        Any Securityholder and the Trustee shall be an express third party beneficiary of this Agreement. The obligations of the Company hereunder may be assigned by the Issuer to the Trustee under the Amended and Restated Indenture. The Company acknowledges that the Issuer intends, pursuant to the Amended and Restated Indenture, to pledge the Company Assets, together with its respective rights under this Agreement, to the Trustee on the Closing Date and each Contribution Date and each Substitution Date, with respect to each Contract and each Substitute Contract. The Company acknowledges and consents to such conveyance and waives any further notice thereof and covenants and agrees that the representations and warranties of the Company contained in this Agreement and the rights of the Issuer hereunder, are intended to benefit the Trustee, and each Securityholder. In furtherance of the foregoing, the Company covenants and agrees to perform its duties and obligations hereunder, in accordance with the terms hereof and for the benefit of the Trustee and the Securityholder and that, notwithstanding anything to the contrary in this Agreement, the Company shall be directly liable to the Trustee (notwithstanding any failure by the Servicer or the Issuer to perform its duties and obligations hereunder, or under the Amended and Restated Indenture or Amended and Restated Contribution and Servicing Agreement), and that the Trustee may enforce the duties and obligations of the Company under this Agreement against the Company for the benefit of the Securityholder.

        SECTION 8.11          GOVERNING LAW.

        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS RULES REGARDING CONFLICT OF LAWS.

        SECTION 8.12          CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO
                              VENUE.

        THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EACH OF THE ISSUER AND THE COMPANY HEREBY AGREED TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITH THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, AND EACH PARTY IRREVOCABLY HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

        SECTION 8.13          WAIVER OF JURY TRIAL.

        TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE ISSUER AND THE COMPANY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS

CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

        SECTION 8.14          HEADINGS AND CROSS-REFERENCES.

        The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to Section names or numbers are to such Sections of this Agreement.

        SECTION 8.15          COSTS AND EXPENSES.

        The Company will pay all reasonable expenses incident to the performance of its obligations under this Agreement and under the Amended and Restated Indenture and the Company agrees to pay all reasonable out-of-pocket costs and expenses of the Issuer, including fees and expenses of counsel, in connection with the enforcement of any obligation of the Company hereunder.

        SECTION 8.16          CONFIDENTIAL INFORMATION.

        The Issuer agrees that it will neither use nor disclose to any person the names and addresses of the Obligors, except in connection with the enforcement of the Issuer's rights hereunder, under the Contracts, under the applicable Transaction Documents or as required by law.

        SECTION 8.17          STATUTORY REFERENCES.

        References in this Agreement to any section of the UCC shall mean, on and after the effective date of adoption of any revision to the UCC in the applicable jurisdiction, such revised or successor section thereto.

        SECTION 8.18          EXECUTION IN COUNTERPARTS.

        This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

                     AMENDED AND RESTATED SUBSEQUENT CONTRACT TRANSFER AGREEMENT
                                                    DATED AS OF DECEMBER 1, 1998

          IN WITNESS WHEREOF, Issuer and Company have duly executed this Amended and Restated Subsequent Contract Transfer Agreement as of the date and year first above written.


                                              DVI RECEIVABLES CORP. VIII

                                              By    /s/ Lisa J. Cruikshank
                                                    -------------------------
                                                    Name:  Lisa J. Cruikshank
                                                    Title:  Vice President

                                              Address:  500 Hyde Park
                                              Doylestown, Pennsylvania 18901
                                              Attn: Securitization Manager

                                              Telephone: (215) 345-6600
                                              Facsimile:  (215) 230-5328

                                              DVI RECEIVABLES VIII, L.L.C.

                                              By    /s/ Lisa J. Cruikshank
                                                    -------------------------
                                              Name: Lisa J. Cruikshank
                                              Title: Vice President

                                              Address:  500 Hyde Park
                                              Doylestown, Pennsylvania 18901
                                              Attn: Securitization Manager

                                              Telephone: (215) 345-6600
                                              Facsimile:  (215) 230-5328

                                    EXHIBIT A

                        SUBSEQUENT CONTRACT TRANSFER FORM
                        ---------------------------------

                                                                          [DATE]

               DVI Receivables Corp. VIII (the "COMPANY") and DVI Receivables VIII, L.L.C. (the "ISSUER"), pursuant to the Amended and Restated Subsequent Contract Transfer Agreement, dated as of December 1, 1998 (the "AMENDED AND RESTATED SUBSEQUENT CONTRACT TRANSFER AGREEMENT"), hereby confirm their understanding with respect to the contribution by the Company to the Issuer of those Contracts listed on Schedule 1 attached hereto (the "CONTRACTS"), together with a first priority perfected (except for such item of Equipment related to either a Finance Lease or a Secured Equipment Note that had an Original Equipment Cost of less than $20,000) security interest in all of the Company's right, title and interest in and to the related Equipment (except for (i) such item of Equipment related to either a Finance Lease or a Secured Equipment Note that had an Original Equipment Cost of less than $20,000 and (ii) any ownership interest in such item of Equipment, with respect to which the Company instead grants to the Issuer a first priority perfected security interest therein), and other related property described herein.

               CONVEYANCE OF COMPANY ASSETS. On the date set forth above, the Company hereby transfers to the Issuer all of the Company's rights, title and interest in, to, and under the Contracts listed on Schedule 1 hereto including, without limitation, its interests in the proceeds of such Contracts, the right to receive all amounts due or to become due thereunder after __________ (the "CUT-OFF DATE") together with all of the other Company Assets related thereto.

               The Company hereby confirms that:

               (1) On or prior to the date hereof (the "SUBSEQUENT CONTRACT TRANSFER DATE"), the Contributor shall have deposited in the Collection Account all collections in respect of the Contracts that were due on or after the Cut-off Date;

               (2) Each representation and warranty of the Company under the Amended and Restated Contribution and Servicing Agreement and the Amended and Restated Subsequent Contract Transfer Agreement is true and correct as of the date hereof, the Contributor was not insolvent nor will it be made insolvent by the transfer contemplated herein nor is it aware of any pending insolvency and the Company is not in breach of any covenant under the Amended and Restated Subsequent Contract Transfer Agreement;

               (3) Each Contract contributed pursuant hereto is an Eligible Contract;

               (4) On or prior to the Subsequent Contract Transfer Date, the Company shall have delivered to the Trustee the sole original, manually executed counterpart of each Contract;

               (5) The sum of the Discounted Contract Balances as of the Cut-off Date of the Contracts listed on Schedule 1 attached hereto is $__________ (calculated using a Discount Rate of _____%);

               (6) Reserved.

               (7) When the Contracts are added to the Trust Property, all representations and warranties of the Company in the Amended and Restated Subsequent Contract Transfer Agreement will be true and correct as of the date set forth in the heading of this Subsequent Contract Transfer Form unless any breach of such representations and warranties resulting from the inclusion of such Contract shall have been waived in advance by Securityholders evidencing more than 50% of the Voting Rights; and

               (8) The Contributor has delivered to the Trustee (i) amendments to, or executed originals of, the UCC financing statements referred to in
Section 1.01(d) of the Amended and Restated Contribution and Servicing Agreement reflecting the addition of the Contract(s) and (ii) an amendment to the Contract Schedule.

               All terms and conditions of the Amended and Restated Subsequent Contract Transfer Agreement with respect to the Company and the Contracts have been complied with and are hereby ratified, confirmed and incorporated herein; PROVIDED that in the event of any conflict, the provisions of this Subsequent Contract Transfer Form shall control over the conflicting provisions of the Amended and Restated Contribution and Servicing Agreement.

               Terms capitalized herein and not defined herein shall have their respective meanings as set forth in the Amended and Restated Subsequent Contract Transfer Agreement and if not defined therein, then as such terms are defined in Appendix I to the Amended and Restated Contribution and Servicing Agreement, dated as of December 1, 1998, between the Contributor and the Company.


                                             DVI RECEIVABLES CORP. VIII
                                             By:_____________________________
                                                Name:
                                                Title:


                                             DVI RECEIVABLES VIII, L.L.C.
                                             By: _____________________________
                                                 Name:
                                                 Title:




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